As filed with the Securities and Exchange Commission on April 2, 2003

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-0290000 (I.R.S. Employer Identification No.)

  500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of registrant's principal executive offices)

Kinder Morgan, Inc. Employees Stock Purchase Plan
(Full title of Plan)

Joseph Listengart
Vice President, General Counsel and Secretary
Kinder Morgan, Inc.
500 Dallas Street, Suite 1000
Houston, Texas  77002
(Name and address of agent for service)

(713) 369-9000
(Telephone number, including area code, of agent for service)

Copy to:

Gary W. Orloff
Bracewell & Patterson, L.L.P.
South Tower Pennzoil Place
711 Louisiana Street, Suite 2900
Houston, Texas  77002-2781
Telephone: (713) 221-1306
Fax: (713) 221-2166
____________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $5.00 per share(2)	1,050,000 shares	$44.95	$47,197,500.00	$3,823.00

(1)  Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices for the common stock, par value $5.00 per share, of Kinder Morgan, Inc. on The New York Stock Exchange on April 1, 2003 ($44.95 per share).

(2)  Includes, with respect to each share of common stock, preferred share purchase rights granted pursuant to the Rights Agreement, dated as of August 21, 1995, as amended, between Kinder Morgan, Inc. and EquiServe Trust Company, N.A., as successor rights agent.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Kinder Morgan, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

1.	The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and
2.	The description of the common stock, par value $5.00 per share (the "Common Stock") contained in the Corporation's Registration Statement on Form 8-A, as amended.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 17-6305 of the Kansas General Corporation Code provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Ninth of the Corporation's articles of incorporation requires it to provide substantially the same indemnification of its directors and officers as that authorized by Kansas General Corporation Law.

     The Corporation maintains liability insurance policies covering its officers and directors against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Any reference made to K N Energy, Inc. in the exhibit list that follows is a reference to the Corporation's former name and is made because the exhibit being listed was originally filed on or before October 7, 1999, the date the Corporation changed its name to Kinder Morgan, Inc.

Exhibit Number	Description
4.1

Certificate of Restatement of Articles of Incorporation of K N Energy, Inc., incorporated by reference to Exhibit 3(a) to Kinder Morgan, Inc.'s Annual Report on Form 10-K/A, Amendment No. 1, for the year ended December 31, 1999.

4.2

Certificate of Amendment of Certificate of Restatement of Articles of Incorporation of K N Energy, Inc., incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (Registration No. 333-55921) of K N Energy, Inc. filed on June 3, 1998.

4.3

Certificate of Amendment of Certificate of Restatement of Articles of Incorporation of K N Energy, Inc., incorporated by reference to Exhibit 3.1 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

4.4	By-laws of Kinder Morgan, Inc., as amended on October 7, 1999, incorporated by reference to Exhibit 3.2 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.
4.5

Form of certificate representing Common Stock of Kinder Morgan, Inc., incorporated by reference to Exhibit 4.1 to Kinder Morgan, Inc.'s Registration Statement on Form S-3 (Registration No. 333-102963) filed on February 4, 2003.

4.6

Rights Agreement between K N Energy, Inc. and the Bank of New York, as Rights Agent, dated as of August 21, 1995, incorporated by reference to Exhibit 99.1 to K N Energy, Inc.'s Form 8-A filed on August 31, 1995.

4.7

Amendment No. 1 to Rights Agreement between K N Energy, Inc. and the Bank of New York, as Rights Agent, dated as of September 8, 1998, incorporated by reference to Exhibit 10(cc) to K N Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

4.8

Amendment No. 2 to Rights Agreement between K N Energy, Inc. and First Chicago Trust Company of New York, as successor-in-interest to the Bank of New York, as Rights Agent, dated July 8, 1999, incorporated by reference to Exhibit 4.1 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

4.9

Amendment No. 3 to Rights Agreement between Kinder Morgan, Inc. and First Chicago Trust Company of New York, as Rights Agent, dated September 1, 2001, incorporated by reference to Exhibit 4(m) to Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

Exhibit Number	Description
4.10	Kinder Morgan, Inc. Employees Stock Purchase Plan, dated as of January 1, 2000, incorporated by reference to Appendix E of the Proxy Statement of Kinder Morgan, Inc. filed on April 11, 2000.
4.11*	First Amendment to the Kinder Morgan, Inc. Employees Stock Purchase Plan, dated January 15, 2003.
5*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).
24*	Powers of Attorney.

* Filed herewith

Item 9.  Undertakings.
A.	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of March, 2003.

KINDER MORGAN, INC. (Registrant)
By:	/s/ JOSEPH LISTENGART
Joseph Listengart Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated and on the 31st day of March, 2003.

Signature	Title
/s/ RICHARD D. KINDER	Director, Chairman of the Board and Chief Executive
Richard D. Kinder	Officer (principal executive officer)

/s/ C. PARK SHAPER	Vice President, Treasurer and Chief Financial Officer
C. Park Shaper	(principal financial and accounting officer)

*	Director and President
Michael C. Morgan

*	Director
Edward H. Austin, Jr.

*	Director
Charles W. Battey

*	Director
Stewart A. Bliss

*	Director
Ted A. Gardner

*	Director
William J. Hybl

*	Director
Edward Randall, III

*	Director
Fayez Sarofim

*	Director
H. A. True, III

(Constituting all of the Board of Directors)

*By: /s/ JOSEPH LISTENGART
             Joseph Listengart
             Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
4.1

Certificate of Restatement of Articles of Incorporation of K N Energy, Inc., incorporated by reference to Exhibit 3(a) to Kinder Morgan, Inc.'s Annual Report on Form 10-K/A, Amendment No. 1, for the year ended December 31, 1999.

4.2

Certificate of Amendment of Certificate of Restatement of Articles of Incorporation of K N Energy, Inc., incorporated by reference to Exhibit 4.19 to the Registration Statement on Form S-3 (Registration No. 333-55921) of K N Energy, Inc. filed on June 3, 1998.

4.3

Certificate of Amendment of Certificate of Restatement of Articles of Incorporation of K N Energy, Inc., incorporated by reference to Exhibit 3.1 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

4.4	By-laws of Kinder Morgan, Inc., as amended on October 7, 1999, incorporated by reference to Exhibit 3.2 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.
4.5

Form of certificate representing Common Stock of Kinder Morgan, Inc., incorporated by reference to Exhibit 4.1 to Kinder Morgan, Inc.'s Registration Statement on Form S-3 (Registration No. 333-102963) filed on February 4, 2003.

4.6

Rights Agreement between K N Energy, Inc. and the Bank of New York, as Rights Agent, dated as of August 21, 1995, incorporated by reference to Exhibit 99.1 to K N Energy, Inc.'s Form 8-A filed on August 31, 1995.

4.7

Amendment No. 1 to Rights Agreement between K N Energy, Inc. and the Bank of New York, as Rights Agent, dated as of September 8, 1998, incorporated by reference to Exhibit 10(cc) to K N Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

4.8

Amendment No. 2 to Rights Agreement between K N Energy, Inc. and First Chicago Trust Company of New York, as successor-in-interest to the Bank of New York, as Rights Agent, dated July 8, 1999, incorporated by reference to Exhibit 4.1 to Kinder Morgan, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

4.9

Amendment No. 3 to Rights Agreement between Kinder Morgan, Inc. and First Chicago Trust Company of New York, as Rights Agent, dated September 1, 2001, incorporated by reference to Exhibit 4(m) to Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

Exhibit Number	Description
4.10	Kinder Morgan, Inc. Employees Stock Purchase Plan, dated as of January 1, 2000, incorporated by reference to Appendix E of the Proxy Statement of Kinder Morgan, Inc. filed on April 11, 2000.
4.11*	First Amendment to the Kinder Morgan, Inc. Employees Stock Purchase Plan, dated January 15, 2003.
5*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).
24*	Powers of Attorney.

* Filed herewith